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EXHIBIT 10.18

                         PLAN AND AGREEMENT OF MERGER
                         ----------------------------


                                CINEPORTS, INC.
                            (surviving corporation)

                                     AND

                              CINEPORTS.COM, INC.
                             (merging corporation)

     This PLAN AND AGREEMENT OF MERGER, dated this 15th day of June, 2002, made pursuant to the applicable provisions of the corporation laws of the states of Delaware and Nevada, by and between:

     CINEPORTS, INC., a Nevada corporation having its principal business office located at 12868 Via Latina, Del Mar, California 92014 (hereinafter sometimes referred to as the "surviving corporation");

                                     AND

     CINEPORTS.COM, INC., a Delaware corporation, having its principal business office located at 1000 Vermont Avenue, NW, Suite 450, Washington, D.C. 20005 (hereinafter sometimes referred to as the "merging corporation");

                                     AND

     CAVALCADE OF SPORTS MEDIA, INC., a Nevada corporation having its principal business office located at 12868 Via Latina, Del Mar, California 92014, being the parent of Cineports, Inc., the surviving corporation (hereinafter sometimes referred to as "CAVALCADE")

WITNESSETH THAT:

     WHEREAS, the parties desire to have a forward triangular merger whereby CINEPORTS, INC., a wholly-owned subsidiary of CAVALCADE, and CINEPORTS.COM, INC. (hereinafter jointly referred to as the "constituent corporations") merge into a single corporation so as to merge the business and assets of the Delaware corporation, Cineports.com, Inc., with and into the Nevada corporation, Cineports, Inc., with CAVALCADE issuing shares of its common stock and warrants for the purchase of its common stock;

     NOW THEREFORE, the constituent corporations, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of their Merger and the mode of carrying the same into effect, as follows:

                                  ARTICLE I

                                 THE MERGER

     1. Immediately following execution hereof, each of the parties shall call a meeting of its Board of Directors which by resolution, shall approve and adopt this Plan and Agreement of Merger as a plan of reorganization within the provisions of Section 368 (a)(1)(A) of the Internal Revenue Code.

     2. (a) Upon approval of this Plan and Agreement of Merger by the Board of Directors of Cineports.com, Inc. this Plan and Agreement shall be presented to the stockholders of such corporation for approval.


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(b)  Upon approval of this Plan and Agreement of Merger by the Board of
Directors of Cineports, Inc. this Plan and Agreement shall be presented to CAVALCADE as the sole stockholder of such corporation for approval.

(c) CAVALCADE as the sole stockholder of Cineports, Inc., hereby waives any and all mailing of this Plan and Agreement of Merger prior to the filing of the Articles/ Certificate of Merger.

(d) Articles/Certificate of Merger shall be filed on or before July 11, 2002.

     3. Upon effectiveness of this Plan and Agreement of Merger, Cineports, Inc. shall merge Cineports.com, Inc. into itself and Cineports.com, Inc. shall merge into and with Cineports, Inc. which shall be the surviving corporation and Cineports, Inc. shall continue for all purposes while the separate existence of Cineports.com, Inc. shall cease.

     4. On or before July 11, 2002, following effectiveness of this Plan and Agreement of Merger, the officers of the surviving corporation shall prepare, execute, and file Articles/Certificate of Merger with the Nevada and Delaware Departments of State and take all other actions necessary to formalize the Merger, pursuant to the applicable sections of the corporation laws of Nevada and Delaware.

     5.   Upon the Merger becoming effective:

     (a) The Articles of Incorporation of Cineports, Inc. as in effect on the date of the Merger becoming effective shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation.

     (b) The Bylaws of Cineports, Inc. as in effect on the date of the Merger becoming effective shall continue in full force and effect as the Bylaws of the surviving corporation.

     (c) The directors and officers of the merging Delaware corporation shall become as the directors and officers of such surviving corporation, except that Edward Litwak shall be Chairman of the Board of Directors of such corporation, and serve until the next annual meeting of shareholders and until their successors shall have been elected and qualified.

     (d) All the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merging corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merging corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively.

     7. All rights of creditors and all liens upon any property of the constituent corporations shall be preserved unimpaired and all debts, liabilities, and duties of the merging corporation shall thenceforth attach to the surviving corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by such surviving corporation.

     8. The merging corporation hereby agrees that, from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds, bills of sale, assignments, documents, and instruments, and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merging corporation acquired or to be acquired by reason of or as a result of the Merger herein provided for and otherwise to carry out the intent and purposes


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hereof and the proper officers and directors of the surviving corporation are fully authorized in the name of the merging corporation or otherwise to take any and all such action.

     9. The issued and outstanding shares of Common Stock of Cineports.com, Inc. shall be canceled. To effectuate the Merger, CAVALCADE shall issue its Common Stock and Warrants as follows:

          A. For the 1,135,519 shares of Cineports' Series A Preferred Stock, CAVALCADE shall issue 567,780 shares of its Common Stock, or one
     (1)share of CAVALCADE's Common Stock for each two (2) shares of the Series A;

          B. For the 80,000 shares of Cineports' Series B Preferred Stock, CAVALCADE shall issue 100,000 shares of its Common Stock, or one and a quarter (1.25) shares of CAVALCADE's Common Stock for each one (1) share of the Series B; and

          C.  For the 10,304,556 shares of Cineports' Common Stock,
     CAVALCADE shall issue (i) 4,121,822 shares of CAVALCADE's Common Stock (subject to such adjustments as may be required by rounding) and (ii) 6,182,733 Warrants (subject to such adjustments as may be required by rounding), each giving the holder the right to purchase a share of CAVALCADE's Common Stock, within a two year period after issuance, at an exercise price of One Dollar and Twenty Cents ($1.20); or four-tenths of a share of CAVALCADE's Common Stock and one (1) Warrant for each share of Cineports' Common Stock.

     10. The surviving corporation shall pay all the reasonable and ordinary expenses of carrying this Agreement into effect and of accomplishing the Merger, and shall make all requisite payments to any dissenting shareholders.

     11. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights, and immunities of Cineports, Inc. shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of Cineports.com, Inc. shall be merged into Cineports, Inc. and Cineports, Inc. shall, as the surviving corporation, be fully vested therewith. At the effective time of the Merger, the separate existence of Cineports.com, Inc. shall cease, and in accordance with the terms of this agreement the surviving corporation shall possess all the rights, privileges, powers, and franchises, as well of a public as of a private nature, and be subject to all the restrictions, disabilities, and duties, of each of the constituent corporations, and all and singular, the rights, powers, and franchises and all property, real, personal, and mixed, and all debts due on whatever account, including stock subscriptions, and all other things in action and all and every other interest of or belonging to or due to each of the constituent corporations shall be taken and deemed to be transferred to and vested in the surviving corporation without further act or deed; and all property, rights, privileges, powers, and franchises and all and every other interest shall be thereafter as effectually the property of the surviving corporation as they were of the merging corporation; and the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of Nevada and Delaware vested in such corporation, shall not revert or be in any way impaired by reason of the Merger. The surviving corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the constituent corporations, and any claim existing or action or proceeding pending by or against the merging corporation may be prosecuted as if the Merger had not taken place, or the surviving


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corporation may be substituted in its place.  Neither the rights of creditors nor any liens upon the property of either of the constituent corporations shall be impaired by the Merger, and all debts, liabilities, and duties of each of said constituent corporations shall attach to the surviving corporation, and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it.

                                 ARTICLE II

                  REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                                      OF
                               CINEPORTS.COM, INC.

     Cineports.com, Inc. intending CAVALCADE, Cineports, Inc., and their officers, directors and stockholders to rely thereon, represents, warrants and agrees as follows:

     1. Cineports.com, Inc. shall be, as of the date of the merger, a validly existing corporation in good standing, duly organized pursuant to the laws of the State of Delaware, with all legal and corporate authority and power to conduct its business as now being conducted and to own its properties and it possesses all necessary permits and licenses required in connection with the conduct of its business.

     2. The conduct of Cineports.com, Inc.'s business shall be in full compliance with all applicable, federal, state and local governmental statutes, rules, regulations, ordinances and decrees.

     3. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of Cineports.com, Inc. upon incorporation and adoption; or of any indenture, other agreement or instrument to which the corporation may be a party or by which it or its assets may be bound; or any applicable regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the corporation, its securities or its properties.

     4. Cineports.com, Inc. is not a party to any written or oral agreement which grants an option or right of first refusal or other arrangement to acquire any of the stock or to any agreement that affects the voting rights of any of the stock, nor has the company made any commitment of any kind relating to the issuance of shares of any of its stock, whether by subscription, right of conversion, option or otherwise.

     5. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require the consent, authority or approval of any other person or entity except such as have been obtained.

     The foregoing representations, warranties and agreements shall be true and correct as of the effective date of the Merger. Such representations, warranties and agreements shall survive the Merger until July 15, 2003. None of such representations, warranties and agreements contain, or shall contain as of the effective date of the Merger, any false or misleading statement of a material fact or omit, as of the effective date of the Merger, to state any material fact necessary in order to make the representations, warranties and agreements not misleading.



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                                 ARTICLE III

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                                     OF
                                CINEPORTS,INC.

     Cineports, Inc., intending Cineports.com, Inc. to rely thereon, represents, warrants and agrees as follows:

     1. Cineports, Inc. is, as of the date of this Agreement, a validly existing corporation in good standing, duly organized pursuant to the laws of the State of Nevada, with all legal and corporate authority and power to conduct its business as now being conducted and to own its properties and it possesses all necessary permits and licenses required in connection with the conduct of its business.

     2. The conduct of Cineports, Inc.'s business is in full compliance with all applicable, federal, state and local governmental statutes, rules, regulations, ordinances and decrees.

     3. Pursuant to its Articles of Incorporation Cineports, Inc. is authorized to issue 10,000 shares of Preferred Stock, $.001 par value per share, of which no shares are issued and outstanding, and 100,000 shares of Common Stock, $.001 par value per share, of which 1,000 shares of Common Stock are issued and outstanding. There are no other authorized or outstanding securities of any class or of any kind or character of the corporation and, except as reflected in this Agreement, there are no outstanding subscriptions, options, warrants or other agreements or commitments obligating the corporation, to issue or to sell any additional shares of Cineports, Inc.'s stock or any options or rights with respect thereto, or any securities convertible into any shares of stock of any class.

     4. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of Cineports, Inc.; any indenture, other agreement or instrument to which the corporation is a party or by which it or its assets are bound; or any applicable regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the corporation, its securities or its properties.

     5. Cineports, Inc. is not a party to any written or oral agreement which grants an option or right of first refusal or other arrangement to acquire any of the stock or to any agreement that affects the voting rights of any of the stock, nor has the company made any commitment of any kind relating to the issuance of shares of any of its stock, whether by subscription, right of conversion, option or otherwise.

     6. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require the consent, authority or approval of any other person or entity except such as have been obtained.

     The foregoing representations, warranties and agreements shall be true and correct as of the effective date of the Merger. Such representations, warranties and agreements shall survive the Merger until July 15, 2003. None of such representations, warranties and agreements contain, or shall contain as of the effective date of the Merger, any false or misleading statement of a material fact or omit, as of the effective date of the Merger, to state any material fact necessary in order to make the representations, warranties and agreements not misleading.


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                                  ARTICLE IV

                                  CONDUCT OF
                              CINEPORTS.COM, INC.

                                BEFORE CLOSING

     From the execution of this Agreement to Closing, Cineports.com, Inc. shall not take any action, or enter into any agreement, that would constitute or cause any inducement, representation or warranty of Cineports.com, Inc. contained in this Agreement to become untrue, nor to take any action or enter into any agreement, that would constitute, or cause, a breach of this Agreement. Cineports.com, Inc. will use its best efforts to preserve intact its business organization, to keep available to it the services of its present officers and employees, to preserve its present relationships with persons having significant business relations with it, to maintain all of its properties in customary repair and condition and to maintain insurance policies in respect of its business and properties consistent with current practice.

                                  ARTICLE V

                      CONDUCT OF PARTIES PENDING CLOSING

     1. Cineports.com, Inc. and Cineports, Inc. each agrees to give to the other and the authorized representatives of the other full access to all the premises and books and records of it and to furnish the other with such financial and operating data and other information with respect to the business and properties of it as the other shall from time to time request; provided, however, that any such investigation shall not affect any of the representations and warranties hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the other. In the event of termination of this agreement, Cineports.com, Inc. and Cineports, Inc. will each return to the other all documents, work papers and other material obtained from the other in connection with the transactions contemplated hereby and will use all reasonable efforts to keep confidential any information obtained pursuant to this agreement unless such information is readily ascertainable from public or published information or trade sources.

     2.   The Boards of Directors of Cineports.com, Inc. and Cineports,
Inc., respectively, will adopt and approve this Plan and Agreement of Merger.

                                 ARTICLE VI

                               MISCELLANEOUS

     1. NOTICES. All notices to a party shall be deemed given when mailed by registered or certified mail to the address at the head of this Agreement or such other address as may be substituted therefor.

     2. INTEGRATION. This Agreement is the entire Agreement among the parties and supersedes any prior agreement(s) among the parties with respect thereto except as herein specified. No alteration, modification, or waiver of term or condition hereof shall be binding unless in writing and signed by all parties.

     3. AMENDMENTS. This Agreement may be amended only with the written approval of the party to be charged therewith; provided, however, that no such amendment may be made that would cause a breach of any warranty or representation herein.


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     4.   NO ASSIGNMENT.  This Agreement may not be assigned by either party or by operation of law or otherwise.

     5. CONSTRUCTION. Whenever required by the context hereof: the masculine gender shall be deemed to include the feminine and neuter; and the singular member shall be deemed to include the plural. Time is expressly declared to be of the essence of this Agreement.

     6. INTERPRETATION. It is the intent of the parties that this Agreement shall be construed and interpreted, and that all questions arising hereunder shall be determined in accordance with the provisions of the laws of the State of Delaware.

     7. ARBITRATION. Any controversy, claim or dispute arising out of or resulting from this Agreement, or the breach thereof, that cannot be resolved by negotiation, shall be resolved by arbitration, to be held in New York City, in accordance with the rules and regulations of the American Arbitration Association, except that the provisions for discovery shall be as set forth in the Rules of Civil Procedure then in effect in New York. Failure of a party to participate or cooperate shall constitute grounds for default judgment.
The arbitrator shall award legal fees and costs to the prevailing party. The decision of the arbitrator shall in each case, including awards and the allocation of costs, be final and binding upon the parties. Judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof.

     8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which shall be deemed to be an original.

     9. BROKERS' OR FINDERS' FEES. This merger is being done to merge the subsidiary merging corporation into the parent surviving corporation. No agent, broker, person, or firm acting on behalf of either party or any of their subsidiaries or under the authority of any of them is or will be entitled to any commission or broker's or finder's fee or financial advisory fee in connection with any of the transactions contemplated herein.

     IN WITNESS WHEREOF, and intending to be legally bound, the parties have hereunto set their hands and seals the day and year first above written.

                                    CINEPORTS.COM, INC.

ATTEST:

                                    By: _________________________________
_______________________________
Secretary

                                    CINEPORTS, INC.

ATTEST:

                                    By: _________________________________
_______________________________
Secretary


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